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Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

        We consent to the use in this Amendment No. 2 to Registration Statement No. 333-123995 of our report dated April 8, 2005 related to the consolidated financial statements of 19 Entertainment Limited, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such prospectus.

/s/ DELOITTE & TOUCHE LLP
 London, England

June 6, 2005

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CONSENT OF INDEPENDENT AUDITORS